Exhibit 10.1

                             AMENDMENT NO. 2 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDMENT NO. 2 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of March 30, 2009, by and among CONSECO, INC., a Delaware corporation (the "Borrower"), the lenders signatory hereto and BANK OF AMERICA, N.A., as administrative agent (the "Agent") for the Lenders.

     PRELIMINARY STATEMENTS:

     (1) The Borrower, the Subsidiary Guarantors referred to therein, the Lenders, the Increasing Lenders, the Agent and JPMorgan Chase Bank, N.A., as syndication agent, have entered into a Second Amended and Restated Credit Agreement dated as of October 10, 2006, as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement dated as of June 12, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Existing Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

     (2) The Borrower, the Agent, the Lenders and the Increasing Lenders desire to amend certain provisions of the Existing Credit Agreement as provided more fully herein below.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendments to Credit Agreement. Upon, and subject to, the satisfaction (or waiver) of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

     (a) Section 1.01 of the Credit Agreement is hereby amended by adding in the appropriate alphabetical order the following new definitions:

          ""Accrued Fee" " has the definition set forth in Section 2.10(b)."


          ""Amendment No. 2" means Amendment No. 2 to this Agreement dated as of March 30, 2009."

          ""Amendment No. 2 Effective Date" means March 30, 2009, which is the date of satisfaction (or waiver) of the conditions precedent set forth in
     Section 3 of Amendment No. 2."

          ""LIBOR Floor" has the definition set forth in the definition of Eurodollar Rate."

          ""Restructured the Permitted Convertible Indebtedness" means (i) any repurchase, redemption, put, or similar obligation of the Company or any Subsidiary under the Permitted Convertible Indebtedness shall have been extended, waived or deferred to a date that is at least one year following the later of the Maturity Date or the Termination Date, or (ii) the Permitted Convertible Indebtedness shall have been refinanced in accordance with the requirements of Section 7.10(f)."


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          ""Steering Committee" has the meaning specified in Section 6.17."

     (b) The definition of "Applicable Margin" contained in Section 1.01 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          ""Applicable Margin" means, for any day, a percentage per annum equal to (a) with respect to any Eurodollar Rate Loan, 4.00% or (b) with respect to any Base Rate Loan, 3.00%."

     (c) The definition of "Base Rate" contained in Section 1.01 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          ""Base Rate" means, for any day, a fluctuating rate per annum equal to the highest of: (a) 1.00% per annum above the latest Eurodollar Rate for an Interest Period of one month, (b) 0.50% per annum above the latest Federal Funds Rate and (c) the rate of interest in effect for such day as publicly announced from time to time by BofA as its "prime rate." The "prime rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change."

     (d) The definition of "Eurodollar Rate" contained in Section 1.01 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          ""Eurodollar Rate" means, for any Interest Period with respect to any Eurodollar Rate Loan, the highest of:

          (a) 2.50% per annum ("LIBOR Floor"),

          (b) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (d) if the rates referenced in the preceding clauses (b) and (c) are not available, the rate per annum determined by the Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by BofA and with a term equivalent to such Interest Period would be offered by BofA's London Branch to major banks in

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


     the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period."

     (e) Section 2.08(b)(i) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "(i) Indebtedness. Within five Business Days after any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of the incurrence of any Indebtedness by the Company or such Subsidiary, including Permitted Refinancing Indebtedness, unsecured Indebtedness permitted under Section 7.01(a)(xiv) and issued or incurred on or after the Amendment No. 2 Effective Date in excess of $25,000,000 in the aggregate and Permitted Convertible Indebtedness, but excluding all other Indebtedness permitted pursuant to Section 7.01, the Company shall prepay Borrowings in an aggregate amount equal to such Net Proceeds.

     (f) Section 2.10 of the Existing Credit Agreement shall be amended by adding the following new subsection (b) to the end thereof:

          "(b) The outstanding principal amount of the Term Loan will accrue a daily fee (the "Accrued Fee") at a rate equal to 1.00% per annum from the Amendment No. 2 Effective Date until such principal amount has been paid in full. The Accrued Fee shall be capitalized (and the principal amount of the Term Loan together with such capitalized Accrued Fee shall then accrue a daily fee at a rate equal to 1.00% per annum) quarterly on the last day of each March, June, September and December, commencing June 30. 2009. The Accrued Fee (including all capitalized Accrued Fees) shall be paid in cash on the Maturity Date (or the date the principal of the Term Loans is paid in full). For the avoidance of doubt, the Accrued Fee shall not constitute cash interest expense for purposes of the Interest Coverage Ratio."

     (g) Section 2.14 of the Existing Credit Agreement is hereby deleted in its entirety.

     (h) Article 5 of the Existing Credit Agreement is hereby amended by adding the following Section 5.20 thereto:

          "Section 5.20. Surplus Debenture Interest and Dividends. The Company has not received any notice from NAIC, any other Governmental Authority or any other insurance regulatory authority that its Insurance Subsidiaries will not be permitted to pay dividends or Surplus Debenture interest, and has no reason to believe that such notice is forthcoming."

     (i) Article 6 of the Existing Credit Agreement is hereby amended by adding the following Section 6.16 thereto:

          "Section 6.16. Steering Committee and Lenders' Financial Advisor. Any Lender shall have the right, at any time, with the consent of, or at the direction of, the Required Lenders, to form a steering committee (the "Steering Committee"), with respect to which the Agent shall have the right to be a member. In no event shall there be more than one Steering Committee. The Steering Committee shall be permitted to retain legal counsel, only one of which counsel shall have the right to reimbursement of its fees and expenses in the same manner as counsel to the Agent under
     Section 10.04. Upon retention of any such counsel, the Borrower shall (i) promptly deliver to the Steering Committee an executed fee agreement (the "Fee Agreement") with such counsel in form and substance satisfactory to the Steering Committee and such counsel and (ii)


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

     promptly deliver to such counsel an initial retainer in the amount of $100,000 in accordance with such Fee Agreement. The Steering Committee may at its sole discretion engage a financial advisor to the Lenders acceptable to the Steering Committee or have a financial advisor retained by counsel to the Steering Committee for the benefit of the Lenders, which financial advisor shall, among other things, exercise the rights, pursuant to Section
     6.09 hereof, of an agent, advisor or representative of the Agent or the Lenders, and review financial projections and other financial information prepared by or on behalf of the Company, perform valuations of the assets of the Company and its Subsidiaries, review and analyze the investment portfolio of the Company and its Subsidiaries, and take such other actions as are customary or reasonable for an advisor acting in such capacity. The fees and expenses of such financial advisor shall be paid by the Borrower in accordance with Section 10.04. The Company shall cause its executives and employees and the executives and employees of its Subsidiaries to meet with the financial advisor and representatives of the Agent and the Lenders from time to time as reasonably requested by them. The limitation in
     Section 6.09 as to the number of occasions on which the Agent or Lenders can exercise rights under Section 6.09 shall not apply as to the financial advisor or the Agent or the Lenders acting in conjunction with the financial advisor. The scope of work undertaken by the financial advisor shall be reasonably acceptable to the Steering Committee, and the results thereof shall be made available to the Lenders."

     (j) Section 7.01(a)(xiii) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "(xiii) other secured Indebtedness in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;"

     (k) Section 7.01(a)(xiv) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "other unsecured Indebtedness; provided that, to the extent the aggregate principal amount of any such Indebtedness issued or incurred after the Amendment No. 2 Effective Date exceeds $25,000,000, such Indebtedness shall (i) have a maturity date that is at least one year following the later of (A) the Maturity Date and (B) the Termination Date,
     (ii) contain covenants and events of default that are no more restrictive, taken as a whole, to the Borrower than the Loan Documents, and (iii) shall not contain any covenants or events of default based on maintenance of the Company's financial condition, and the Company shall be required to prepay the Loans in accordance with Section 2.08 with the net proceeds thereof; and provided further that to the extent that any unsecured Indebtedness is used for prepayments and purchases of the Permitted Convertible Indebtedness, such Indebtedness shall be treated as having been issued or incurred under Section 7.01(a)(xix) hereof and not this Section 7.01(a)(xiv),"

     (l) Section 7.01(a)(xviii) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "(xviii) unsecured convertible notes issued by the Company on the Prior Effective Date (together with any refinancing thereof in accordance with the requirements of Section 7.10(f), "Permitted Convertible Indebtedness") as in effect on the Amendment No. 2 Effective Date."

     (m) Section 7.01 of the Existing Credit Agreement is hereby further amended by deleting the word "and" at the end of Section 7.01(a)(xvii) and adding the following clause (xix):

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          "(xix) other unsecured Indebtedness not subject to Section
     7.01(a)(xiv) above to be used solely for prepayments and purchases of the Permitted Convertible Indebtedness, provided that, such Indebtedness shall
     (i) have a maturity date that is at least one year following the later of
     (A) the Maturity Date and (B) the Termination Date, (ii) contain covenants and events of default that are no more restrictive, taken as a whole, to the Borrower than the Loan Documents, (iii) not contain any covenants or events of default based on maintenance of the Company's financial condition, (iv) not amortize and (v) not have a put date or otherwise be callable prior to one year following the Maturity Date, and provided further that the aggregate amount of unsecured Indebtedness incurred by the Company under this Section 7.01(a)(xix) or any other section of this Agreement (other than unsecured Indebtedness incurred pursuant to Section 7.01(a)(xiv) above) shall not exceed, in the aggregate, the amount of the Permitted Convertible Indebtedness outstanding on the Amendment No. 2 Effective Date, and provided further that the amount of the cash interest payable annually on unsecured Indebtedness incurred pursuant to this
     Section 7.01(a)(xix) and Permitted Convertible Indebtedness shall not, in the aggregate, exceed twice the amount of the cash interest payable annually on the Permitted Convertible Indebtedness on the Amendment No. 2 Effective Date."

     (n) Section 7.02(p) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "(p) other Liens securing Indebtedness or other obligations in an aggregate amount not exceeding $75,000,000 at any time outstanding, provided that the maximum aggregate amount of such Liens arising after the Amendment No. 2 Effective Date shall not exceed $2,500,000;"

     (o) Section 7.08 of the Existing Credit Agreement is hereby amended by deleting in their entirety clauses (g), (h) and (i) thereof, and such clauses shall remain reserved, and adding the following clause (j):

          "(j) subject to compliance with Section 2.08(b)(ii), the Company may issue common equity interests for the purpose of using the proceeds therefrom to prepay or purchase the Permitted Convertible Indebtedness, provided that no other cash payments may be made in respect of any equity into which Permitted Convertible Indebtedness is converted."

     (p) Section 7.09(l) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "(l) (i) Acquisitions (other than Acquisitions that constitute Investments permitted by Section 7.09(f) above or Section 7.09(m) below), for aggregate consideration in an amount not to exceed $100,000,000 in any Fiscal Year or $450,000,000 during the term of this Agreement, which consideration shall be limited to Capital Stock of the Company (other than Capital Stock prohibited under Section 7.01(b) and not permitted to be used for such purpose) and other non-cash consideration used to consummate such Acquisition; provided further that at the time of such Acquisition (i) no Event of Default shall be continuing and immediately after giving effect to such Acquisition, no Default (including any failure to be in compliance with the financial covenants calculated on a Pro Forma Basis) would occur;
     (ii) the Company shall have Restructured the Permitted Convertible Indebtedness and (iii) after January 1, 2011, in the event (w) the Debt to Total Capitalization Ratio is equal to or less than 20% (calculated on a Pro Forma Basis), (x) the Financial Strength Rating Condition is satisfied (calculated on a Pro Forma Basis), (y) each of the Facilities has a senior secured debt rating of not less than Ba3 from Moody's and BB- from S&P and
     (z) the consideration for such Acquisitions consists solely of such Capital

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     Stock, the limits referred to above shall be increased to $500,000,000 in any Fiscal Year and $1,000,000,000 during the term of this Agreement; and"

     (q) Section 7.10 to the Existing Credit Agreement is hereby amended by adding the following new subsection (f) to the end thereof:

          "(f) Except as expressly set forth in Sections 7.01(a)(xix) and 7.08(j), make, or permit any of its Subsidiaries to make, any redemption, purchase or repurchase in cash of Permitted Convertible Indebtedness, provided that the Company shall be permitted to amend, modify or refinance Permitted Convertible Indebtedness so long as such resulting Indebtedness
     (i) is unsecured, (ii) has a maturity date that is at least one year following the later of (A) the Maturity Date and (B) the Termination Date,
     (ii) contains covenants and events of default that are no more restrictive, taken as a whole, to the Borrower than Permitted Convertible Indebtedness as in effect on the Amendment No. 2 Effective Date, (iii) not contain any covenants or events of default based on maintenance of the Company's financial condition, (iv) does not amortize and (v) does not have a put date or conversion date and is not otherwise callable, in each case prior to one year following the Maturity Date, and provided further that the amount of the cash interest and fees payable annually on unsecured Indebtedness incurred pursuant to Section 7.01(a)(xix) and Permitted Convertible Indebtedness (including as so amended, modified or refinanced) shall not, in the aggregate, exceed twice the amount of cash interest and fees payable annually on the Permitted Convertible Indebtedness on the Amendment No. 2 Effective Date."

     (r) Section 7.11 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Debt to Total Capitalization Ratio. The Company shall maintain at all times a Debt to Total Capitalization Ratio of (a) for the period from and including March 31, 2009 through June 30, 2010, not more than 32.5% and (b) thereafter, not more than 30%."

     (s) Section 7.12 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Interest Coverage Ratio. The Company shall not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter for the four Fiscal Quarters then ended to be (a) for the period from and including March 31, 2009 through June 30, 2010, less than 1.50 to 1 for such Fiscal Quarter and
     (b) thereafter, less than 2.00 to 1 for such Fiscal Quarter."

     (t) Section 7.14 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Aggregate RBC Ratio. The Company shall not permit the Aggregate RBC Ratio as of the end of any Fiscal Quarter to be (a) for the period from and including March 31, 2009 through June 30, 2010, less than 200% for such Fiscal Quarter and (b) thereafter, less than 250% for such Fiscal Quarter."

     (u) Section 7.15 to the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "Combined Statutory Capital and Surplus Level. The Company shall not permit the Combined Statutory Capital and Surplus of the Insurance Subsidiaries as of the end of any Fiscal

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     Quarter to be (a) for the period from and including March 31, 2009 through
     June 30, 2010, less than $1,100,000,000 and (b) thereafter, less than $1,270,000,000."

     SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "Amendment No. 2 Effective Date") on which the following conditions shall have been satisfied (or waived):

     (a) The Agent shall have received the following documents, each dated as of the Amendment No. 2 Effective Date:

          (i) counterparts of this Amendment executed by the Loan Parties and the Required Lenders;

          (ii) counterparts of the Consent executed by the Subsidiary
     Guarantors;

          (iii) a certificate of a Responsible Officer of the Borrower, the statements in which shall be true, certifying that (i) the representations and warranties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) are true and correct in all material respects as of the Amendment No. 2 Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) immediately prior to and after giving effect to the Amendment No. 2 Effective Date, no Default or Event of Default shall have occurred and be continuing and (iii) immediately prior to and after giving effect to the Amendment No. 2 Effective Date, the Borrower is in compliance, on a pro forma basis, with Sections 7.11, 7.12, 7.14 and 7.15 of the Credit Agreement; and

          (iv) a certificate of the secretary or assistant secretary or similar officer of each Obligor dated the Amendment No. 2 Effective Date and certifying:

               (A) that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Obligor as in effect on the Amendment No. 2 Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

               (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Obligor (or its managing general partner or managing member) authorizing the execution, delivery and performance of this Amendment or the Consent to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Amendment No. 2 Effective Date,

               (C) that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation as in effect on the Amendment No. 2 Effective Date, and

               (D) that attached thereto is a certificate of good standing or equivalent document for each Obligor from the Secretary of State (or similar,


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          applicable Governmental Authority) of its state of incorporation or organization as of a recent date;

     provided, that with respect to any constituent document or resolution (to the extent the same authorizes this Amendment) required to be delivered pursuant to this clause (iii) that was delivered on the Effective Date and has not since been amended or otherwise modified, the applicable Obligor may be permitted to certify as such in lieu of delivery of such document or resolution.

     (b) The Borrower shall have paid or caused to be paid, in cash, to the Agent, for the account of each Lender consenting to this Amendment (provided that such Lender is not a Defaulting Lender on the Amendment No. 2 Effective
Date), a fee equal to 0.50% of the aggregate amount of the Term Loans and Revolving Credit Commitments of such Lender, the fees of Banc of America Securities LLC, as arranger for this Amendment, and all reasonable and invoiced out-of-pocket expenses of the Agent in connection with this Amendment.

     SECTION 3. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Existing Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Existing Credit Agreement, as amended by this Amendment.

     (b) The Existing Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment (and as contemplated to be amended, modified, supplemented, restated, substituted or replaced by this Amendment) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Obligors under the Loan Documents, in each case, as amended by this Amendment.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

     SECTION 4. Expenses. The Borrower agrees that all reasonable out-of-pocket expenses incurred by the Agent and the Steering Committee in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Agent), are expenses that the Borrower is required to pay or reimburse pursuant to Section
10.04 of the Credit Agreement and the Fee Agreement.

     SECTION 5. Releases.

     (a) In consideration of the agreements of the Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower on behalf of itself and each of its Subsidiaries (collectively, the "Releasing Parties"), on behalf of the Releasing Party and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever


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discharges the Agent and each of the Lenders and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Agent, the Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with the Existing Credit Agreement, this Amendment or any related documents or transactions thereunder or related thereto.

     (b) Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

     (c) Each Releasing Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. Each Releasing Party acknowledges and agrees that the Releasees have fully performed all obligations and undertakings owed to the Releasing Parties under or in any way in connection with the Existing Credit Agreement, this Amendment or any related documents or transactions thereunder or related thereto as of the date hereof.

     (d) Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Releasing Party pursuant to this Section 5. If any Releasing Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic transmission (e.g., .pdf or .tif file) shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                           CONSECO, INC., as Borrower


                            By /s/ Todd M. Hacker
                               ------------------
                               Name: Todd M. Hacker
                               Title: Senior Vice President and Treasurer

                            BANK OF AMERICA, N.A., as Agent


                            By /s/ H.G. Wheelock
                               -----------------
                               Name: H.G. Wheelock
                               Title: SVP

                                     CONSENT


                                                      Dated as of March 30, 2009



     Each of the undersigned, as a Subsidiary Guarantor under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and the transactions contemplated by such Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Security Agreement to the "Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to the Existing Credit Agreement, as amended by such Amendment, and (b) the Security Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the obligations to be secured thereunder.


                             AMERICAN LIFE AND CASUALTY
                                MARKETING DIVISION CO.
                             CDOC, INC.
                             CONSECO MANAGEMENT SERVICES
                                COMPANY


                             By /s/ Todd M. Hacker
                                ------------------
                                Name: Todd M. Hacker
                                Title: Senior Vice President and Treasurer



                             CODELINKS, LLC
                             By: CDOC, Inc., its Manager


                             By /s/ Todd M. Hacker
                                ------------------
                                Name: Todd M. Hacker
                                Title: Senior Vice President and Treasurer

                             40|86 ADVISORS, INC.
                             40|86 MORTGAGE CAPITAL, INC.


                             By /s/ Todd M. Hacker
                                ------------------
                                Name: Todd M. Hacker
                                Title: Senior Vice President and Treasurer


                             PERFORMANCE MATTERS ASSOCIATES, INC.
                             PERFORMANCE MATTERS ASSOCIATES OF TEXAS, INC.


                             By /s/ Todd M. Hacker
                                ------------------
                                Name: Todd M. Hacker
                                Title: Senior Vice President and Treasurer


                             CONSECO SERVICES, LLC


                             By /s/ Todd M. Hacker
                                ------------------
                                Name: Todd M. Hacker
                                Title: Senior Vice President and Treasurer



                             Acknowledged as of the date hereof:

                             BANK OF AMERICA, N.A., as Agent



                             By /s/ H.G. Wheelock
                                -----------------
                                Name: H.G. Wheelock
                                Title: SVP